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                                                                     EXHIBIT 4.4

                               ATHEROGENICS, INC

                           2004 EQUITY OWNERSHIP PLAN

     AtheroGenics, Inc. hereby establishes this Plan as the AtheroGenics, Inc. 2004 Equity Ownership Plan, to: (a) provide incentive to employees, directors, consultants and advisors of the Company and its affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by employees, directors, consultants and advisors by providing them with a means to acquire a proprietary interest in the Company by acquiring shares of Stock or to receive compensation which is based upon appreciation in the value of Stock; and (c) provide a means of attracting, retaining and rewarding highly qualified employees, directors, advisors and consultants.

                                   SECTION 1

                                  DEFINITIONS

     1.1 Definitions. Whenever used herein, the masculine pronoun shall be deemed to include the feminine and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

          (a) "Administrator" means the committee appointed by the Board to administer and interpret the Plan in accordance with Section 2.3 below. If, at any time, no such committee has been appointed, the Board shall serve as the Administrator.

          (b) "Alternate Grantee" means an entity of which a Director is an affiliate and to which a Non-Qualified Stock Option grant is made at the direction of the Director pursuant to Section 2.4.

          (c) "Award" means any Option, Stock Appreciation Right, or Stock Award granted under the Plan.

          (d) "Beneficiary" means the person or persons designated by a Participant to exercise an Award in the event of the Participant's death while the Award is exercisable, or in the absence of such designation, the executor or administrator of the Participant's estate.

          (e) "Board" means the Board of Directors of the Company.

          (f) "Cause" means conduct by the Participant amounting to (1) fraud or dishonesty against the Company, (2) willful misconduct, repeated refusal to follow the reasonable directions of an individual or group authorized to give such directions, or knowing violation of law in the course of performance of the duties of Participant's service with the Company, (3) repeated absences from work without a reasonable excuse, (4) intoxication with alcohol or drugs while on the Company's premises during regular business hours, (5) a conviction or plea of guilty or nolo contendere to a felony or a crime involving dishonesty, or (6) a breach or violation of the terms of any employment or other agreement to which Participant and the employer are party.

          (g) "Change in Control" shall be deemed to have occurred if (i) a tender offer shall be made for and consummated with respect to the ownership of 50% or more of the outstanding voting securities of the Company, (ii) the Company shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, other than affiliates (within the meaning of the Exchange Act) of any party to such merger or consolidation, (iii) the Company shall sell substantially all of its assets to another corporation which corporation is not wholly owned by the Company, or (iv) a person, within the meaning of
     Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date hereof) of the Exchange Act, shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record). For

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     purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(l)(i) (as in effect on the date hereof) pursuant to the Exchange Act.

          (h) "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

          (i) "Company" means AtheroGenics, Inc., a Georgia corporation.

          (j) "Constructive Discharge" means a Participant's termination of his or her employment with the Company and its affiliates on account of (i) any material reduction in the Participant's compensation, (ii) any material reduction in the level or scope of job responsibility or status of the Participant occurring without the consent of the Participant, or (iii) any relocation to an office of the Company which is more than fifty (50) miles from the office where the Participant was previously located to which the Participant has not agreed.

          (k) "Director" means a member of the Board or a member of the Board of Directors of any affiliate of the Company.

          (l) "Disability" has the same meaning as provided in the long-term disability plan maintained by the Company. If, at any time during the period that this Plan is in operation, the Company does not maintain a long-term disability plan, Disability shall mean a physical or mental condition which, in the judgment of the Administrator, permanently prevents a Participant from performing his usual duties for the Company or such other position or job which the Company makes available to him and for which the Participant is qualified by reason of his education, training and experience. In making its determination the Administrator may, but is not required to, rely on advice of a physician competent in the area to which such Disability relates. In the event of a dispute, the determination of Disability shall be made by the Administrator in its sole discretion. Any decision of the Administrator will be final and binding on all parties.

          (m) "Disposition" means any conveyance, sale, transfer, assignment, pledge or hypothecation, whether outright or as security, inter vivos or testamentary, with or without consideration, voluntary or involuntary.

          (n) "Equity Ownership Agreement" means an agreement between the Company and a Participant or other documentation evidencing an Award. The Equity Ownership Agreements authorized under the Plan may contain such provisions as the Administrator shall deem advisable, not inconsistent with the provisions of the Plan.

          (o) "Exchange Act" means Securities Exchange Act of 1934, as amended, and guidance issued thereunder.

          (p) "Exercise Price" means the purchase price per share of the shares of Stock underlying an Option.

          (q) "Expiration Date" means the last date upon which an Option or Stock Appreciation Right can be exercised (or paid, if applicable).

          (r) "Fair Market Value" means, for any particular date, (i) for any period during which the Stock shall be listed for trading on a national securities exchange or NASDAQ, the closing price per share of Stock on such exchange or the NASDAQ closing bid price as of the close of such trading day, or (ii) the market price per share of Stock as determined in good faith by the Board in the event (i) above shall not be applicable. If the Fair Market Value is to be determined as of a day when the securities markets are not open, the Fair Market Value on that day shall be the Fair Market Value (determined in accordance with the preceding sentence) on the next succeeding day when the markets are open.

          (s) "Incentive Stock Option" means an incentive stock option, as defined in Code Section 422.

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          (t) "Involuntary Termination" means a Termination of Employment but does not include a Termination of Employment for Cause or a Voluntary Resignation.

          (u) "Maximum Plan Shares" has the meaning set forth in Section 2.2.

          (v) "NASDAQ" means The NASDAQ Stock Market.

          (w) "Non-Qualified Stock Option" means a stock option other than an option qualifying as an Incentive Stock Option.

          (x) "Non-Employee Board Member" means a member of the Board who is not an employee of the Company.

          (y) "Option" means a Non-Qualified Stock Option or an Incentive Stock Option.

          (z) "Over 10% Owner" means an individual who at the time an Incentive Stock Option is granted owns more than 10% of the total combined voting power of all classes of stock of the Company or any one of its Parents or Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

          (aa) "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, with respect to Incentive Stock Options, at the time of granting of the Option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

          (bb) "Participant" means an individual who receives an Award hereunder.

          (cc) "Plan" means this AtheroGenics, Inc. 2004 Equity Ownership Plan, as amended from time to time.

          (dd) "SAR Price" means a price specified for a given Stock Appreciation Right which shall be the base value for determination of the payment attributable to such Stock Appreciation Right as provided in
     Section 3.3 of the Plan.

          (ee) "Securities Act" means Securities Act of 1933, as amended, and guidance issued thereunder.

          (ff) "Stock" means the Company's no par value common stock.

          (gg) "Stock Appreciation Right" means the right to receive payment in cash or stock as described in Plan Section 3.3.

          (hh) "Stock Award" means a grant of Stock to a Participant, subject to the conditions and restrictions determined by the Administrator, as described in Plan Section 3.4.

          (ii) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, with respect to Incentive Stock Options, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possession 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

          (jj) "Termination of Affiliation" means the termination of all Director, advisor and/or consultant relationships, for any reason, between a Director, advisor or consultant who is a Participant and the Company or its affiliates. A Termination of Affiliation shall be deemed to have occurred as of the date written notice to that effect is hand delivered or mailed to the Participant.

          (kk) "Termination of Employment" means the termination of the employee-employer relationship between a Participant and the Company and its affiliates for any reason, regardless of the fact that severance or similar payments are made to the Participant. The Administrator shall, in its absolute discretion, determine all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment, or whether a Termination of Employment is for Cause or is a Constructive Discharge.

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          (ll) "Vest" or "Vested" means (i) with regard to a designated number of shares of Stock included in an Option or Stock Appreciation Right Award, that such designated number of shares is exercisable and/or payable, and
     (ii) with respect to a designated number of shares included in a Stock Award, means that certain restrictions and conditions on such Award have lapsed, in each case as provided in the Equity Ownership Agreement.

          (mm) "Voluntary Resignation" means a Termination of Employment as a result of the Participant's resignation but does not include a Constructive Discharge.

                                   SECTION 2

                                 GENERAL TERMS

     2.1 Purpose of the Plan. The Plan is intended to (a) provide incentive to employees, directors, consultants and advisors of the Company and its affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by employees, directors, consultants and advisors by providing them with a means to acquire a proprietary interest in the Company by acquiring shares of Stock or to receive compensation which is based upon appreciation in the value of Stock; and
(c) provide a means of attracting, retaining and rewarding highly qualified employees, directors, advisors and consultants.

     2.2  Stock Subject to the Plan.  Subject to adjustment in accordance with
Section 5.2, 4,500,000 shares of Stock (the "Maximum Plan Shares") out of the Company's authorized but unissued or reacquired shares are hereby reserved and subject to issuance under the Plan, any of which may be issued as Incentive Stock Options. At no time shall the Company have outstanding Awards and shares of Stock issued in respect to Awards in excess of the Maximum Plan Shares. To the extent permitted by law, the shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Award that is forfeited, canceled, expired or terminated for any reason without becoming vested, paid, exercised, converted or otherwise settled in full shall again be available for purposes of the Plan.

     2.3  Administration of the Plan.

     (a) General. The Plan shall be administered by the Administrator. The Administrator shall have full authority in its discretion to determine those eligible under Section 2.4(a) to whom Awards shall be granted and the terms and provisions of Awards, subject to the Plan. Subject to the provisions of the Plan, the Administrator shall have full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Equity Ownership Agreements and to make all other determinations necessary or advisable for the proper administration of the Plan. The Administrator's determination under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). The Administrator's decisions shall be final and binding on all Participants.

     (b) Appointment. The Board shall appoint the Administrator from among its members to serve at the pleasure of the Board; provided, if at any time no such Administrator is appointed, the Board shall serve as the Administrator. The Administrator shall at all times either consist of: (i) the full Board, or (ii) a committee composed solely of "non-employee directors" as defined in Rule 16b-3 promulgated under the Exchange Act.

     (c) Delegation by Administrator. Unless prohibited by applicable law or the applicable rules of a stock exchange or NASDAQ, the Administrator may allocate all or some of its responsibilities and powers to any one or more of its members. The Administrator also may delegate all or some of its responsibilities and powers to any person or persons it selects (except that Awards under the Plan must be granted by the Board or a committee meeting the requirements of Section 2.4(b)(2)). The Administrator may revoke any such allocation or delegation at any time.

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     2.4  Eligibility and Limitations.

     (a) Participants in the Plan shall be selected by the Administrator from among the employees, directors, advisors and consultants of the Company and its affiliates; provided, however, that (i) only individuals who are employees of the Company or a Parent or Subsidiary on the date of grant may receive Incentive Stock Options and (ii) under the circumstances specified below in this subsection (a), an Alternate Grantee who is an affiliate of a Director may, at the discretion of the Administrator, be granted Non-Qualified Stock Options even if such entity is not an employee, director, advisor or consultant of the Company or its affiliates. A grant of Non-Qualified Stock Options may be made to an Alternate Grantee if the Administrator in its discretion determines that (i) a Director to whom an option grant would normally be made is barred from receiving or retaining such grant by contractual or legal restrictions applicable to him/her by virtue of his/her relationship to the Alternate Grantee, (ii) the Director has refused or waived the grant originally intended for him/her (and such grant has been cancelled) and has informed the Administrator of the identity of the Alternate Grantee; (iii) there is an appropriate exemption under the Securities Act pursuant to which a grant to the Alternate Grantee may be made without meeting the registration requirements of such act; and (iv) it would be consistent with the purposes of the Plan and in the Company's best interest to make such a grant of Non-Qualified Stock Options to the Alternate Grantee.

     (b) In the case of Incentive Stock Options, the aggregate Fair Market Value (determined at the date an Incentive Stock Option is granted) of Stock with respect to which Options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Parents and Subsidiaries shall not exceed $100,000; provided further, that if the limitation is exceeded, the Incentive Stock Options(s) which cause the limitation to be exceeded shall be treated as Non-Qualified Stock Option(s).

                                   SECTION 3

                                TERMS OF AWARDS

     3.1  Terms and Conditions of All Awards.

     (a) Number of Shares Subject to Award. The number of shares of Stock as to which an Award shall be granted shall be determined by the Administrator in its sole discretion, subject to the provisions of Sections 2.2 as to the total number of shares available for grants under the Plan and 2.4 as to eligibility and limitations.

     (b) Equity Ownership Agreement. Each Award shall be evidenced by an Equity Ownership Agreement in such form as the Administrator may determine is appropriate, subject to the provisions of the Plan. In the event of a discrepancy between the Equity Ownership Agreement and the Plan, the Plan shall control.

     (c) Vesting. The Administrator may provide in any Equity Ownership Agreement a vesting schedule. The vesting schedule shall specify when an Award shall become Vested (and thus exercisable, if applicable). The Administrator may accelerate the vesting schedule set forth in the Equity Ownership Agreement at any time if the Administrator determines that it is in the best interests of the Company to do so. Except as provided in an individual employment agreement entered into between a Participant and the Company, notwithstanding any vesting schedule which may be specified in an Equity Ownership Agreement, or any determination made by the Administrator, or any provision of the Plan to the contrary, no Award may Vest to the extent that vesting would create a situation in which the exercisability of any such Award would result in an "excess parachute payment" within the meaning of Section 280G of the Code.

     (d) Transferability. Awards shall not be transferable or assignable except by will or by the laws of descent and distribution and shall be exercisable during the Participant's lifetime only by the Participant, or, in the event of the Disability of the Participant, by the legal representative of the Participant.

     (e) Treatment of Awards Upon Termination of Employment or
Affiliation. Except as otherwise provided by Plan Section 3.2(f) and (g), any Award (or portion thereof) under this Plan to a Participant who incurs a Termination of Employment or Termination of Affiliation shall be canceled, accelerated, paid or continued, as provided in the Equity Ownership Agreement. Except as otherwise determined by the
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Administrator, the portion of any Award which has not Vested shall terminate immediately upon Termination of Employment or Termination of Affiliation.

     (f) Other Conditions. In the applicable Equity Ownership Agreement, the Administrator may impose any other conditions, restrictions and contingencies on Awards not inconsistent with the provisions of the Plan as it determines appropriate.

     3.2 Terms and Conditions of Options. At the time any Option is granted, the Administrator shall determine whether the Option is to be an Incentive Stock Option or a Non-Qualified Stock Option, and the Option shall be clearly identified as to its status as an Incentive Stock Option or a Non-Qualified Stock Option. At the time any Incentive Stock Option is exercised, the Company shall be entitled to place a legend on the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as shares of Stock purchased upon exercise of an Incentive Stock Option. An Incentive Stock Option may only be granted within ten (10) years from the date the Plan is adopted or the date such Plan is approved by the Company's shareholders, whichever is earlier.

          (a) Option Price.  Subject to adjustment in accordance with Section
     5.2 and the other provisions of this Section 3.2, the Exercise Price of Stock purchasable under any Option shall be as determined by the Administrator and set forth in the applicable Equity Ownership Agreement. With respect to each grant of an Incentive Stock Option to a Participant who is not an Over 10% Owner, the Exercise Price shall not be less than the Fair Market Value on the date the Option is granted. With respect to each grant for an Incentive Stock Option to a Participant who is an Over 10% Owner, the Exercise Price shall not be less than 110% of the Fair Market Value on the date the Option is granted.

          (b) Option Term. The Administrator shall determine the term and Expiration Date of each Option. The Equity Ownership Agreement shall set forth the term of each Option. Any Incentive Stock Option granted to a Participant who is not an Over 10% Owner shall not be exercisable after the expiration of ten (10) years after the date the Option is granted. Any Incentive Stock Option granted to an Over 10% Owner shall not be exercisable after the expiration of five (5) years after the date the Option is granted. In either case, the Administrator may specify a shorter term and state such term in the Equity Ownership Agreement.

          (c) Method of Exercise. A Participant may exercise the Option by written notice to the Administrator pursuant to any procedures established by the Administrator. Unless otherwise determined by the Administrator and set forth in the Equity Ownership Agreement, the exercise of an Option may be for less than the full number of shares of Stock subject to such Option, but such exercise shall not be made for less than (i) 100 shares or (ii) the total remaining shares subject to the Option, if such total is less than 100 shares. Each notice of exercise shall identify the Option and shall be accompanied by payment of the Exercise Price for the number of shares specified in such notice and by any documents required by the Plan. Except as provided in Section 4 of the Plan, the Company shall make delivery of such shares within a reasonable period of time; provided, if any law or regulation requires the Company to take any action (including, but not limited to, the filing of a registration statement under the Securities Act and causing such registration statement to become effective) with respect to the shares specified in such notice before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action. For Options which are Incentive Stock Options, written statements on Form 3921 shall be furnished to the Participant in accordance with Section 6039 of the Code on or before January 31 of the year following the year in which the Option was exercised. See Treas. Reg. sec.sec.1.6039-1 and -2, and 301.6039.1.

          (d) Payment of Exercise Price. Payment for all shares of Stock purchased pursuant to exercise of an Option shall be made in any form or manner authorized by the Administrator in the Equity Ownership Agreement or by amendment thereto, which may include, without limitation, cash or, if the Equity Ownership Agreement provides, (i) by delivery or deemed delivery (based on an attestation to the ownership thereof) to the Company of a number of shares of Stock which have been owned by the holder for at least six (6) months prior to the date of exercise having an aggregate Fair
     Market Value on the date of exercise equal to the Exercise Price or (ii) by tendering a combination of cash and Stock. Payment
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     shall be made at the time that the Option or any part thereof is exercised, and no shares shall be issued or delivered upon exercise of an Option until full payment has been made by the Participant.

          (e) Rights as a Shareholder. The holder of an Option, as such, shall have none of the rights of a shareholder.

          (f) Condition to the Exercise of an Option. Each Option granted under the Plan shall be exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Administrator shall determine and specify in the Equity Ownership Agreement. Subsequent to the grant of an Option, the Administrator, at any time before complete termination of such Option, (i) may accelerate the time or times at which such Option may be exercised in whole or in part, including, without limitation, upon a Change in Control, and (ii) may permit the Option (or any portion thereof) to be exercised, for all or part of the remaining Option term notwithstanding any provision of the Equity Ownership Agreement to the contrary. In particular, the Administrator may extend the exercisability of any Option following Termination of Employment or Termination of Affiliation at any time at its discretion.

          (g) Termination of Employment or Affiliation. Notwithstanding subsection (f) above, with respect to an Incentive Stock Option, in the event of Termination of Employment of a Participant, the Option or portion thereof held by the Participant which is unexercised but Vested shall expire, terminate, and become unexercisable no later than the expiration of three (3) months after the date of Termination of Employment; provided, however, that in the case of a Participant whose Termination of Employment is due to death or Disability, one (1) year shall be substituted for such three (3) month period. Notwithstanding the foregoing, the Administrator may extend the exercisability of any Incentive Stock Option following Termination of Employment, but in such case, such Incentive Stock Option shall be converted to a Non-Qualified Stock Option. For purposes of this Subsection (g), Termination of Employment of the Participant shall not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Incentive Stock Option of the Participant in a transaction to which Code Section 424(a) is applicable.

          (h) Special Provisions for Certain Substitute
     Options. Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder, may be issued to individuals who would not otherwise be eligible for grants under Section 2.4(a) of the Plan, and may contain such other terms and conditions as the Administrator may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

          (i) Conversion of Incentive Stock Options to Non-Qualified Stock Options. In the event any part or all of an Option granted under the Plan which is intended to be an Incentive Stock Option at any time fails to satisfy all of the requirements of an Incentive Stock Option, then such Incentive Stock Option shall be split into an Incentive Stock Option and Non-Qualified Stock Option so that the portion of the Option, if any, that still qualifies as an Incentive Stock Option shall remain an Incentive Stock Option and the portion that does not qualify as an Incentive Stock Option shall become a Non-Qualified Stock Option.

     3.3  Terms and Conditions of Stock Appreciation Rights.

          (a) Grant. A Stock Appreciation Right may be granted in connection with all or any portion of a previously or contemporaneously granted Award or not in connection with an Award. A Stock Appreciation Right granted in connection with an Award may be exercised only to the extent that the related Award has not been exercised, paid or otherwise settled. The exercise of a Stock Appreciation

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     Right granted in connection with an Award shall result in a pro rata surrender or cancellation of any related Award to the extent the Stock Appreciation Right has been exercised.

          (b) Rights as a Shareholder. The holder of a Stock Appreciation Right, as such, shall have none of the rights of a shareholder.

          (c) Payment. A Stock Appreciation Right shall entitle the Participant to receive the excess of (1) the Fair Market Value of a specified or determinable number of shares of Stock at the time of payment or exercise over (2) the SAR Price. The SAR Price shall be determined by the Administrator in its discretion and set forth in the Equity Ownership Agreement, provided that in the case of a Stock Appreciation Right granted in connection with an Option, the SAR Price shall be not less than the Exercise Price for the Option. Upon payment or exercise of a Stock Appreciation Right, the Company shall pay such amount to the Participant in cash or shares of Stock (valued at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Equity Ownership Agreement or, in the absence of such provision, as the Administrator may determine.

          (d) Conditions to Exercise or Payment. Each Stock Appreciation Right granted under the Plan shall be exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Administrator shall determine and specify in the Equity Ownership Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Administrator, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised or paid in whole or in part. The Administrator may extend any Stock Appreciation Right at any time in its sole discretion.

          (e) Method of Exercise. A Participant may exercise the Stock Appreciation Right by written notice to the Administrator pursuant to any procedures established by the Administrator. Unless otherwise determined by the Administrator and set forth in the Equity Ownership Agreement, the exercise of a Stock Appreciation Right may be for less than the full number of shares of Stock subject to such Stock Appreciation Right, but such exercise shall not be made for less than (i) 100 shares or (ii) the total remaining shares subject to the Stock Appreciation Right, if such total is less than 100 shares.

     3.4  Terms and Conditions of Stock Awards.

     (a) Grant. The number of shares of Stock subject to a Stock Award and restrictions or conditions on such shares, if any, shall be as the Administrator determines and sets forth in the Equity Ownership Agreement, and the certificate for such shares shall bear evidence of any restrictions or conditions. The Administrator may require a cash payment from the Participant in an amount no greater than the aggregate Fair Market Value of the shares of Stock awarded determined at the date of grant in exchange for the grant of a Stock Award or may grant a Stock Award without the requirement of a cash payment.

     (b) Lapse of Restrictions. Restrictions or conditions on such shares shall lapse, and the Stock Award shall become vested and nonforfeitable, if at all, as determined by the Administrator and set forth in the Equity Ownership Agreement. Subsequent to the date of the grant of the Stock Award, the Administrator shall have the power at any time to permit, in its discretion, an acceleration of the expiration of all or any restrictions or conditions with respect to any part or all of the shares awarded to a Participant.

                                   SECTION 4

                             RESTRICTIONS ON STOCK

     4.1 Escrow of Shares. Any certificates representing the shares of Stock issued under the Plan shall be issued in the Participant's name, but, if the Equity Ownership Agreement so provides, the shares of Stock shall be held by a custodian designated by the Administrator (the "Custodian"). Each Equity Ownership Agreement providing for transfer of shares of Stock to the Custodian shall appoint the Custodian as the attorney-in-fact for the Participant for the term specified in the Equity Ownership Agreement, with full power and authority in the Participant's name, place and stead to transfer, assign and convey to the Company any
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

shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the Equity Ownership Agreement. During the period that the Custodian holds the shares subject to this Section, the Participant shall be entitled to all rights, except as provided in the Equity Ownership Agreement, applicable to shares of Stock not so held. Any dividends declared on shares of Stock held by the Custodian shall, as the Administrator may provide in the Equity Ownership Agreement, be paid directly to the Participant or, in the alternative, be retained by the Custodian until the expiration of the term specified in the Equity Ownership Agreement and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or the Company, as applicable.

     4.2 Forfeiture of Shares. Notwithstanding any vesting schedule set forth in any Equity Ownership Agreement, to the extent permitted by applicable law, in the event that a Participant has violated a noncompetition agreement or any other employment or employment-related agreement between the Participant and the Company or its affiliates as set forth in the Equity Ownership Agreement, all Awards and shares of Stock issued to the Participant pursuant to the Plan shall be forfeited; provided, however, that the Company shall return to the Participant the lesser of any consideration paid by the Participant in exchange for Stock issued to the Participant pursuant to the Plan or the then Fair Market Value of the Stock forfeited hereunder.

     4.3 Restrictions on Transfer. The Participant shall not have the right to make or permit to exist any Disposition of the shares of Stock issued pursuant to the Plan except as provided in the Plan or the Equity Ownership Agreement. Any Disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the Equity Ownership Agreement, including, but not limited to, any right of repurchase or right of first refusal, shall be void. The Company shall not recognize, or have the duty to recognize, any Disposition not made in accordance with the Plan and the Equity Ownership Agreement, and the shares of Stock so transferred shall continue to be bound by the Plan and the Equity Ownership Agreement.

                                   SECTION 5

                               GENERAL PROVISIONS

     5.1 Withholding. The Company shall deduct from all cash distributions under the Plan any taxes required to be withheld pursuant to the requirements of any federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Stock Award, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares or the vesting of such Stock Award (and benefits under the Plan shall be conditioned upon such payment). A Participant may pay the withholding tax in cash, or, if the Equity Ownership Agreement provides, a Participant may also elect to have the number of shares of Stock he is to receive reduced by, or with respect to a Stock Award, tender back to the Company, the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares determined as of the Tax Date (defined below), is sufficient to satisfy federal, state and local withholding taxes, if any, arising from exercise or payment of an Award (a "Withholding Election"). A Participant may make a Withholding Election only if both of the following conditions are met:

          (a) The Withholding Election must be made on or prior to the date on which the amount of tax required to be withheld is determined (the "Tax Date") by executing and delivering to the Company a properly completed notice of Withholding Election as prescribed by the Administrator; and

          (b) Any Withholding Election made will be irrevocable; however, the Administrator may in its sole discretion approve or give no effect to the Withholding Election.

     5.2 Changes in Capitalization; Merger; Liquidation. All adjustments the Administrator makes under this Section 5.2 shall be conclusive.

          (a) The number of shares of Stock reserved for the grant of Options, Stock Appreciation Rights and Stock Awards; the number of shares of Stock issuable upon the exercise or payment, as applicable, of

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

     each outstanding Option and Stock Appreciation Right and upon vesting or grant, as applicable, of each Stock Award; the Exercise Price of each outstanding Option, the SAR Price of each outstanding Stock Appreciation Right and the specified number of shares of Stock to which each outstanding Stock Appreciation Right pertains may be proportionately adjusted by the Administrator for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Stock to holders of outstanding shares of Stock or any other increase or decrease in the number of shares of Stock outstanding effected without receipt of consideration by the Company.

          (b) In the event of a merger, consolidation or other reorganization of the Company or tender offer for shares of Stock, the Administrator may make such adjustments with respect to Awards and take such other action as it deems necessary or appropriate to reflect or in anticipation of such merger, consolidation, reorganization or tender offer, including, without limitation, the substitution of new Awards, the termination or adjustment of outstanding Awards, the acceleration of Awards or the removal of restrictions on outstanding Awards. Any adjustment pursuant to this Section
     5.2 may provide, in the Administrator's discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Award.

          (c) The existence of the Plan and the Awards granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding. Any issuance by the Company of stock of any class, or securities convertible into shares of stock of any class, shall not affect the Plan, and no adjustment hereunder by reason thereof shall be made, except as specifically provided otherwise in this Section.

     5.3 Cash Awards. The Administrator may, at any time and in its discretion, grant to any Participant the right to receive, at such times and in such amounts as determined by the Administrator in its discretion, a cash amount which is intended to reimburse such person for all or a portion of the federal, state and local income taxes imposed upon such person as a consequence of the receipt of the Award or the exercise of rights thereunder.

     5.4 Compliance with Code. All Incentive Stock Options to be granted hereunder are intended to comply with Code Sections 421, 422 and 424, and all provisions of the Plan and all Incentive Stock Options granted hereunder shall be construed in such manner as to effectuate that intent.

     5.5 Right to Terminate Employment or Affiliation. Nothing in the Plan or in any Award shall confer upon any Participant the right to continue as an employee, director, officer, advisor, or consultant of the Company or any of its affiliates or affect the right of the Company or any of its affiliates to terminate the Participant's employment or affiliation at any time.

     5.6 Restrictions on Delivery and Sale of Shares; Legends. Each Award is subject to the condition that if at any time the Administrator, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Award upon any securities exchange or NASDAQ or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Award or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Award may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Awards then outstanding, the Administrator may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to an Award, that the Participant or other recipient of an Award represent, in writing, that the shares received pursuant to the Award are being acquired for investment and not with a view to distribution and agree that shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to an Award such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

     5.7 Non-Alienation of Benefits. Other than as specifically provided with regard to the death of a Participant, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit shall, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

     5.8 Termination and Amendment of the Plan. The Board at any time may amend or terminate the Plan; provided, however, such action must be approved by the shareholders of the Company if such approval is necessary with respect to tax, securities or other applicable laws or the applicable rules or regulations of any stock exchange or NASDAQ. No such termination or amendment shall, without the consent of the holder of an existing Award as evidenced in a writing signed by the Participant and the Administrator, adversely affect the rights of the Participant under such Award. The Plan shall automatically terminate upon the earlier of (i) 10 years from the effective date of the Plan as provided in
Section 5.11 or (ii) when all of the Maximum Plan Shares have been issued under the Plan. Upon termination of the Plan, its provisions shall remain in effect as long as any Awards are outstanding with respect to such outstanding Awards.

     5.9 Shareholder Approval. The Plan shall be submitted to the shareholders of the Company for their approval within twelve (12) months of the adoption of the Plan by the Board.

     5.10 Choice of Law. The laws of the State of Georgia shall govern the Plan, to the extent not preempted by federal law.

     5.11 Effective Date of Plan. The Plan shall be adopted effective as of the date it is approved by the shareholders of the Company as provided in Section
5.9 above.

     5.12 Headings. The headings in this Plan are for convenience of reference. Headings are not a part of the Plan and shall not be considered in the construction hereof.

     5.13 Legal References. Except as explicitly provided herein, any reference in this Plan to a provision of law which is later revised, modified, amended, finalized or redesignated, shall automatically be considered a reference to such revised, modified, amended, finalized or redesignated provision of law.

     5.14 Notices. All notices or other communications by a Participant to the Administrator pursuant to or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Administrator at the location, or by the person, designated by the Administrator for the receipt thereof.

ATHEROGENICS, INC                                         ATTEST:

By:                                                       By: /s/ Mark P. Colonnese
    /s/ Russell M. Medford                                    --------------------
--------------------------------------------------        Name:    Mark P. Colonnese
Name:    Russell M. Medford, M.D., Ph.D.                          Secretary
        President and Chief Executive Officer

                                                          [CORPORATE SEAL]

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